Exhibit (a)(2)(viii)

IMPORTANT: YOU MUST ONLY COMPLETE THIS FORM IF YOU HAVE VALIDLY EXERCISED YOUR RIGHT TO DISSENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT (YUKON) (“YBCA”) AS MODIFIED BY THE INTERIM ORDER AND/OR PLAN OF ARRANGEMENT AND WISH TO RECEIVE THE UPFRONT PAYMENT. PLEASE NOTE THAT THIS IS NOT A FORM TO ELECT TO DISSENT.

IF YOU HAVE NOT VALIDLY EXERCISED YOUR DISSENT RIGHTS FOR ALL OF YOUR COMMON SHARES DO NOT SUBMIT THIS ELECTION FORM.

IF YOU HAVE VALIDLY EXERCISED YOUR DISSENT RIGHTS AND YOU DO NOT MAKE AN ELECTION BY SUBMITTING THIS FORM PRIOR TO THE ELECTION DEADLINE (AS DEFINED HEREIN) YOU WILL NOT RECEIVE THE UPFRONT PAYMENT.

IF YOUR COMMON SHARES ARE REGISTERED IN THE NAME OF AN INTERMEDIARY (SUCH AS A BROKER, INVESTMENT DEALER, BANK, TRUST COMPANY OR OTHER INTERMEDIARY) AND YOU WISH TO EXERCISE YOUR DISSENT RIGHTS YOU MUST MOVE YOUR COMMON SHARES INTO REGISTERED FORM. CONTACT YOUR INTERMEDIARY FOR FURTHER INSTRUCTIONS.

ELECTION FORM

FOR REGISTERED HOLDERS OF

COMMON SHARES OF

TURQUOISE HILL RESOURCES LTD. WHO HAVE VALIDLY EXERCISED DISSENT RIGHTS

This election form (the “Election Form”) is for use by registered holders of common shares (“Shares”) of Turquoise Hill Resources Ltd. (the “Corporation”) who have validly exercised dissent rights and is being provided in connection with the proposed arrangement (the “Arrangement”) involving the Corporation, Rio Tinto plc and Rio Tinto International Holdings Limited (the “Purchaser”) pursuant to the terms of an arrangement agreement entered into between the Corporation, the Purchaser and Rio Tinto plc on September 5, 2022 (the “Arrangement Agreement”), as amended by the amending agreement dated November 24, 2022 (the “Arrangement Agreement Amendment”). Capitalized terms used but not defined in this Election Form have the meanings set out in the management proxy circular of the Corporation dated September 27, 2022 (the “Circular”). Prior to completing this Election Form, Shareholders should carefully read the Circular and the supplement to the Circular dated November 24, 2022 (the “Supplement”), copies of which are available on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov) under the Corporation’s issuer profile.

On November 24, 2022, the Purchaser, the Corporation and Rio Tinto plc entered into an amendment to the Arrangement Agreement Amendment which amended the terms of the Plan Of Arrangement, (the “Amended PoA”). The amendments provided that prior to 5:00 p.m. (Montreal Time) on December 14, 2022 (the “Election Deadline”) any Shareholder who validly dissents in accordance with the provisions of Section 193 of the YBCA as amended by the Interim Order, as amended and/or the Amended PoA may elect (each such Shareholder, an “Electing Shareholder”) to be bound by additional terms such as receiving C$34.40 for each Dissent Share held (the “Upfront Payment”) by duly completing and delivering this Election Form.

Under the terms of the Amended PoA, the Purchaser shall pay to each Electing Shareholder:

•

the Upfront Payment within two Business Days of the later of (i) the Effective Date or (ii) the date on which the Depositary receives a duly completed and executed Election Form, the Share certificate(s) representing the Electing Shareholder’s Dissent Shares and any such additional documents and instructions as the Depositary or the Purchaser may reasonably require;

•	the balance of the fair market value of such Dissent Shares after subtracting the Upfront Payment in accordance with the Amended PoA; and

•

interest at an annual rate equal to the Canada 1 Year Treasury Bill Yield on the balance payable after subtracting the Upfront Payment from the fair value up to C$43.00, and calculated from the Effective Date to the date of payment thereof, less any applicable withholding taxes.

Electing Shareholders (i) will not be entitled to any other interest other than as set out above, (ii) will not be entitled to any other payment or consideration, other than as set out above in connection with the Electing Shareholder’s exercise of Dissent Rights, including not being entitled to any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Shares, and (iii) as of the Effective Time shall be deemed to have transferred and assigned all Dissent Shares held (free and clear of any Liens) to the Purchaser.

For the tax consequences to Electing Shareholders under the laws of Canada of exercising their Dissent Rights, please see the information under the heading in the Circular “Certain Canadian Federal Income Tax Considerations”. In addition, interest on the amount paid to an Electing Shareholder, that is not resident in the United Kingdom, over and above the Upfront Payment may be subject to withholding tax under the laws of the United Kingdom at a rate of 20%. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of exercising Dissent Rights.

INSTRUCTIONS

If you have validly exercised your dissent rights and wish to elect to become an Electing Shareholder you MUST complete and return this Election Form to the Depositary, along with the Share certificate(s) representing the Electing Shareholder’s Dissent Shares and any such additional documents and instructions as the Depositary or the Purchaser may reasonably require, by the Election Deadline, being 5:00 p.m. (Montreal Time) on December 14, 2022.

IF YOU DO NOT SUBMIT A DULY COMPLETED ELECTION FORM TO THE DEPOSITARY IN ACCORDANCE WITH THE INSTRUCTIONS SET OUT HEREIN PRIOR TO THE ELECTION DEADLINE, YOU WILL NOT BE ELIGIBLE TO RECEIVE THE UPFRONT PAYMENT AS SET OUT HEREIN.

The Election Form may be submitted by Registered Mail, Mail, Hand or Courier as follows:

TSX Trust Company

100 Adelaide Street West

Suite 301

Toronto, Ontario

M5H 4H1

Attention: Corporate Actions

For Inquiries Only:

Telephone: 416-682-3860

Toll Free:    1-800-387-0825

E-mail: shareholderinquiries@tmx.com

If you have any questions about completing this Election Form, please contact our proxy solicitation agent and strategic shareholder advisor, Kingsdale Advisors, at 1-888-370-3955 (toll-free in North America), or by calling collect at 416-867-2272 (outside of North America) or by email at contactus@kingsdaleadvisors.com.

[IF YOU ARE MAKING AN ELECTION, PLEASE COMPLETE AND SIGN THE FOLLOWING PAGES.]

TO:	TURQUOISE HILL RESOURCES LTD.

AND TO:	RIO TINTO INTERNATIONAL HOLDINGS LIMITED AND RIO TINTO PLC

AND TO:	TSX TRUST COMPANY at its offices set out herein.

In connection with the closing of the Arrangement, the undersigned hereby elects to become an Electing Shareholder in accordance with the provisions of the Amended PoA and upon the closing of the Arrangement receive the Upfront Payment in connection therewith.

Upon the terms and subject to the conditions set forth in the Amended PoA and as described in the Supplement, the undersigned irrevocably delivers and surrenders to you the enclosed Share certificate(s) or DRS Advice(s) for Dissent Shares in exchange for the Upfront Payment, details of which are as follows: (please print or type)

Certificate Number(s) or DRS Account Number(s)	Name and Address in which Shares are Registered (Please fill in exactly as name(s) appear(s) on certificate(s) or DRS Advice(s))	Number of Shares Represented by Certificate(s) or DRS Advice(s)

TOTAL:

(If space is not sufficient, please attach a list in the above form.)

☐	Some or all of my Share certificates have been lost, stolen or destroyed. Please review Instruction #6 for the procedure to replace lost or destroyed Share certificates. (Check box if applicable.)

*	If Shares are registered in different names, a separate Election Form must be submitted for each different registered holder of the Shares.
**	The total number of Shares evidenced by all Share certificate(s) or DRS Advice(s), as applicable, delivered will be deemed to have been deposited.

It is understood that, upon receipt of this Election Form validly completed and duly signed, together with the enclosed Share certificate(s) or DRS Advice(s), as applicable, relating to the Dissent Shares and any other required documentation reasonably required by the Depositary or the Purchaser, and following the Effective Date, the Depositary will send to the undersigned, in accordance with the delivery instructions provided in Box “A” below, a cheque in respect of the Upfront Payment that the undersigned is entitled to receive under the Amended PoA (less any applicable withholdings), or hold such cheque in respect of the Upfront Payment for pick-up in accordance with the instructions set out below.

IN CONNECTION WITH THE ARRANGEMENT AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Circular, the Supplement and in this Election Form:

1.

The undersigned hereby surrenders to the Purchaser, effective as of the time provided for in the Amended PoA and in accordance with the terms of the Amended PoA, all of the right, title and interest of the undersigned in and to the Dissent Shares represented by the enclosed certificate(s) and/or DRS Advice(s).

2.

The undersigned transmits and surrenders herewith the Share certificate(s) or DRS Advice(s), as applicable, described above for cancellation as of the time provided for in the Amended PoA and in accordance with the terms of the Amended PoA.

3.	The undersigned acknowledges that it has read the Circular and the Supplement and represents and warrants that:

a.	the undersigned is, and will immediately prior to the Effective Time be, the registered holder of the Dissent Shares and owns all rights and benefits arising from the Dissent Shares;

b.	the Dissent Shares are all of the Shares owned of record, directly or indirectly, by the undersigned;

c.	the undersigned has full power and good and sufficient authority to deposit, sell and transfer the Dissent Shares;

d.

at the Effective Time, the Purchaser will acquire good title to the Dissent Shares free and clear from all mortgages, liens, charges, encumbrances, security interests, hypothecs, claims and equities and in accordance with the terms of the Amended PoA;

e.

the Dissent Shares have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Dissent Shares to any other person, except as contemplated by this Election Form;

f.	the undersigned has full power and authority to execute and deliver this Election Form and to deposit, sell, assign and transfer the Dissent Shares;

g.	all information inserted by the undersigned into this Election Form is true, accurate and complete; and

h.	the undersigned will not, prior to the Effective Time, transfer or permit to be transferred any Dissent Shares.

4.

The undersigned represents and warrants that the surrender of the undersigned’s Dissent Shares complies with applicable Laws and that the information provided herein is true, accurate and complete as of the date hereof.

5.	The undersigned acknowledges that the covenants, representations and warranties of the undersigned contained herein shall survive the completion of the Arrangement.

6.

The undersigned acknowledges that the delivery of the Dissent Shares shall be effected and the risk of loss and title to such Dissent Shares shall pass only upon proper receipt thereof by the Depositary.

7.

The undersigned acknowledges that the Depositary will act as the agent of persons, including the undersigned, who have deposited Dissent Shares for the purpose of receiving and transmitting the Upfront Payment to such persons, and receipt of the Upfront Payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Dissent Shares.

8.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Dissent Shares other than as set out in this Election Form, except with respect to any proxy granted for use at the Meeting or in any agreement entered into between the undersigned and the Purchaser. Other than in connection with the Meeting or in an agreement entered into between the undersigned and the Purchaser, no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Dissent Shares by or on behalf of the undersigned, unless the Dissent Shares are not taken up and paid for in connection with the Arrangement.

9.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Dissent Shares effectively to the Purchaser. The undersigned understands that by virtue of the execution of this Election Form, the undersigned shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Dissent Shares deposited pursuant to the Amended PoA will be determined by the Corporation and the Purchaser in their sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on the Corporation, the Purchaser, the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give such notice.

10.

The authority conferred or agreed to be conferred by the undersigned in this Election Form may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Election Form shall survive the death, legal incapacity, bankruptcy or insolvency of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

11.

The undersigned instructs the Depositary, upon the Arrangement becoming effective, to mail the cheque(s) representing payment of the aggregate Upfront Payment payable for the Dissent Shares, less applicable withholdings, by first class mail, postage prepaid, or to hold such cheque(s) for pick-up, in accordance with the instructions given below; except if such funds represent an amount in excess of C$25,000,000, in which case the undersigned will receive their Upfront Payment via wire transfer in accordance with the Large Value Transfer System (LVTS) Rules established by the Canadian Payments Association. The Depositary will reach out to each applicable holder in this regard in order to obtain the relevant wire information.

12.

The undersigned acknowledges and agrees that the method of delivery of the certificate(s) or DRS Advice(s), as applicable, representing the Dissent Shares and all other required documents is at the election and risk of the undersigned.

13.

The undersigned acknowledges that each of the Corporation, the Purchaser and the Depositary shall be entitled to deduct and withhold from any amount payable to any Person under the Amended PoA, such amounts as the Corporation, the Purchaser or the Depositary determine, acting reasonably, are required or permitted, or reasonably believe to be required, to be deducted and withheld with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of any other Law and shall remit such deduction and withholding to the appropriate Governmental Entity.

14.

The undersigned acknowledges that the Corporation and/or the Purchaser may be required to disclose personal information in respect of the undersigned and consents to disclosure of personal information in respect of the undersigned to (i) stock exchanges or securities regulatory authorities, (ii) the Depositary, (iii) any of the parties to the Arrangement, and (iv) legal counsel to any of the parties to the Arrangement.

15.

The undersigned acknowledges that it will not receive payment in respect of the Dissent Shares until the original Share certificate(s) or DRS Advice(s), as applicable, representing the Dissent Shares, owned by the undersigned are received by the Depositary, at the address set forth below, and with such additional documents as the Depositary may require, and until the same are processed for payment by the Depositary.

Only registered Shareholders can receive the Upfront Payment for their Shares by delivering an Election Form to the Depositary. Shareholders whose Shares are registered in the name of an intermediary (such as a broker, investment dealer, bank, trust company or other intermediary) should NOT use this Election Form and should contact that intermediary for instructions on how to move their Shares into Registered Form.

This Election Form will be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The undersigned hereby irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver, and waives objection to the venue of any proceedings in such court or that such court provides an inconvenient forum.

By reason of the use by the undersigned of an English language form of Election Form, the undersigned shall be deemed to have required that any contract evidenced by the Arrangement as accepted through this Election Form, as well as all documents related thereto, be drawn up exclusively in the English language. En raison de l’usage d’une lettre d’envoi et formulaire d’élection en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l’arrangement et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

SHAREHOLDER SIGNATURE(S)

Signature guaranteed by	Dated: ____________________ , 20__
(if required under Instruction #3 below)

Authorized Signature	Signature of Shareholder or authorized representative (see Instructions #2 and #4 below)

Name of Guarantor (please print or type)	Address (please print or type)

Address of Guarantor (please print or type)	Name of Shareholder (please print or type)

Telephone Number

Name of authorized representative, if applicable (please print or type)

PAYMENT INSTRUCTIONS

BOX A

REGISTRATION INSTRUCTIONS

Issue Upfront Payment cheque in the name of:

(please print)

Address:

(include postal or zip code)

Social Insurance Number (or Taxpayer Identification Number):

If the funds payable in cash exceed C$25,000,000, they must be wired to you and the Depositary will contact you.

☐☐MAIL CHEQUE TO THE ADDRESS ON RECORD (DEFAULT)

☐☐MAIL CHEQUE TO A DIFFERENT ADDRESS (MUST COMPLETE BOX “B”)

☐☐HOLD CHEQUE FOR PICK-UP AT TSX TRUST COMPANY OFFICE (CHECK LOCATION)

○TORONTO                ○MONTRÉAL

SEE INSTRUCTION #9 BELOW FOR OFFICE ADDRESSES

BOX B

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the Upfront Payment cheque to which the undersigned is entitled pursuant to the Arrangement is to be sent to someone other than the person shown in Box “A” or to an address other than the address shown in Box “A”.

Send to:

(please print)

Address:

(include postal or zip code)

BOX C

RESIDENCY DECLARATION

ALL SHAREHOLDERS OF THE CORPORATION ARE REQUIRED TO COMPLETE A RESIDENCY DECLARATION. FAILURE TO COMPLETE A RESIDENCY DECLARATION MAY RESULT IN A DELAY IN YOUR PAYMENT.

The undersigned represents that:

☐	The beneficial owner of the Shares deposited herewith is a resident of Canada for the application of the Tax Act.

☐	The beneficial owner of the Shares deposited herewith is a U.S. Shareholder.

☐	The beneficial owner of the Shares deposited herewith is not a resident of Canada for the application of the Tax Act nor a U.S. Shareholder.

☐	The beneficial owner of the Shares deposited herewith is a resident of the United Kingdom for United Kingdom income tax purposes.

A “U.S. Shareholder” is any Shareholder who either (i) has an address in BOX “A” that is located within the United States or any territory or possession thereof, or (ii) is a “U.S. person” for United States federal income tax purposes as defined in Instruction #8 below. If you are a U.S. person or acting on behalf of a U.S. person, then in order to avoid backup withholding of U.S. federal income tax you must provide a complete IRS Form W-9 (enclosed) below or otherwise provide certification that the U.S. person is exempt from backup withholding, as provided in the instructions (see Instruction #8). If you are not a U.S. Shareholder as defined in (ii) above, but you provide an address that is located within the United States, you must complete an appropriate Form W-8.

IRS FORM W-9

(attached)

Note that this form must only be completed and delivered to the Depositary by U.S. Residents and must be received by the Depositary along with all other required documentation prior to the undersigned receiving the Upfront Payment

GENERAL INSTRUCTIONS

1.	Use and Delivery of Election Form

In order for a Dissenting Shareholder to become an Electing Shareholder, this Election Form (or an originally executed copy thereof), must have been received by the Depositary at the office specified on the back cover by the Election Deadline.

This Election Form is for use by registered holders of Shares. Do not send Share certificate(s) and/or DRS Advice(s), as applicable, or this Election Form, to the Corporation or the Purchaser.

The method used to deliver this Election Form and any accompanying Share certificate(s) and/or DRS Advice(s), as applicable, representing Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary. The Corporation and the Purchaser recommend that the necessary documentation be hand delivered to the Depositary at any of its offices specified below, and that a receipt be obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended.

2.	Signatures

This Election Form must be filled in and executed by the registered Shareholder described above or by such holder’s duly authorized representative (in accordance with Instruction #4 below).

a.

If this Election Form is executed by the registered Shareholder(s) of the accompanying Share certificate(s) or DRS Advice(s), as applicable, representing the Dissent Shares, such signature(s) on this Election Form must correspond with the names(s) as registered or as written on the face of such Share certificate(s) or DRS Advice(s), as applicable, without any change whatsoever, and the Share certificate(s) or DRS Advice(s), as applicable, need not be endorsed. If such deposited Share certificate(s) or DRS Advice(s), as applicable, evidence Shares that are owned of record by two or more joint owners, all such owners must sign the Election Form.

3.	Guarantee of Signatures

If this Election Form is executed by a person other than the registered Shareholder(s) of the Dissent Shares, or if Dissent Shares not purchased (for any reason) are to be returned to a person other than such registered Shareholder(s) or sent to an address other than the address of the registered Shareholder(s) as shown on the registers of the Corporation, , such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (the “STAMP”), a member of the Stock Exchange Medallion Program (the “SEMP”) or a member of the New York Stock Exchange Inc. Medallion Signature Program (the “MSP”). Members of the STAMP, the SEMP or the MSP are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Election Form is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, this Election Form must be accompanied by satisfactory evidence of the authority to act. Either the Corporation, the Purchaser or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

5.	Miscellaneous

a.

If the space on this Election Form is insufficient to list all Share certificate(s) or DRS Advice(s), as applicable, representing Dissent Shares, additional Share certificate or DRS Advice numbers, as applicable, and number of Dissent Shares may be included on a separate signed list affixed to this Election Form.

b.

For a correction of name or for a change in name which in either case does not involve a change in ownership, proceed as follows: (i) for a change of name by marriage, etc., the Share surrendered certificate(s) representing Dissent Shares should be endorsed, e.g., “Mary Doe, now by marriage Mrs. Mary Jones,” with the signature guaranteed by an Eligible Institution; and (ii) for a correction in name, the surrendered Share certificate(s) (if applicable) should be endorsed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown,” with the signature guaranteed by an Eligible Institution.

c.	If Dissent Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Election Form should be executed for each different registration.

d.	No alternative, conditional or contingent deposits will be accepted.

e.

The Arrangement Agreement and any other agreement entered into in connection with the Arrangement will be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

f.

Additional copies of the Circular may be obtained from the Depositary at any of its offices listed at the addresses below. A copy of the Circular, the Supplement and this Election Form are also available on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov) under the Corporation’s issuer profiles.

g.

The Purchaser reserves the right, if it so elects, in its absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Election Form received by the Depositary. You agree that any determination made by the Purchaser as to validity, form and eligibility and acceptance of the Dissent Shares will be final and binding. There shall be no duty or obligation of the Purchaser or the Depositary to give notice of any defect or irregularity in any deposit and no liability shall be incurred for failure to do so.

h.	Before completing this Election Form, you are urged to read the Circular, the Supplement and discuss any questions with financial, legal and/or tax advisors.

i.	All payments will be made in Canadian dollars.

6.	Lost, Stolen or Destroyed Share Certificates

If a Share certificate has been lost or destroyed, this Election Form should be completed as fully as possible and sent, together with a letter describing the loss, to the Depositary. The Depositary will provide the Shareholder with the replacement requirements.

7.	Return of Share Certificates

If the Arrangement does not proceed for any reason, the enclosed Share certificate(s) and/or DRS Advice(s) representing the Dissent Shares will be returned forthwith to the undersigned in accordance with the delivery instructions in this Election Form, or failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the register of the Corporation maintained by TSX Trust Company, in its capacity as transfer agent and registrar of the Corporation

8.	IRS Form W-9 — U.S. Shareholders

In order to avoid “backup withholding” of United States income tax on payments made on the Shares, a Shareholder that is a U.S. holder (as defined below) must generally provide the person’s correct taxpayer identification number (“TIN”) on the Form W-9 included herewith and certify, under penalties of perjury, that such number is correct, that such Shareholder is not subject to backup withholding, and that such Shareholder is a U.S. person (including a U.S. resident alien). If the correct TIN is not provided or if any other information is not correctly provided, payments made with respect to the Shares may be subject to backup withholding at a rate of 24%.

For the purposes of this Election Form, a “U.S. holder” or “U.S. person” means: a beneficial owner of Shares that, for United States federal income tax purposes, is (a) an individual citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate if the income of such estate is subject to United States federal income tax regardless of the source of such income, (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for United States federal income tax purposes or (ii) a United States court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (e) a partnership, limited liability company or other entity classified as a partnership for United States federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia.

Backup withholding is not an additional United States income tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

Certain persons (including, among others, corporations, certain “not-for-profit” organizations, and certain non-U.S. persons) are not subject to backup withholding. A Shareholder should consult his or her tax advisor as to the shareholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

The TIN for an individual United States citizen or resident is the individual’s social security number.

If a U.S. holder does not have a TIN, such U.S. holder should: (a) consult the W-9 Instructions for instructions as to how to apply for a TIN; (b) write “Applied For” in the space for the TIN in Part I of IRS Form W-9; and (c) sign and date IRS Form W-9. The Depositary may withhold on all payments made prior to the time a properly certified TIN is provided to it. A U.S. holder who writes “Applied For” in Part I of IRS Form W-9 should furnish the Depositary with such U.S. Shareholder’s TIN as soon as it is received. In such case, the Depositary may withhold 24% of the gross proceeds of any payment made to such U.S. holder prior to the time a properly certified TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within sixty (60) days, such amounts will be paid over to the IRS.

Failure to furnish TIN — If you fail to furnish your correct TIN, you are subject to a penalty of US $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Non-U.S. holders that receive payments in the U.S. or that provide an address located in the U.S. should return a properly completed Form W-8 that is appropriate to the Non-U.S. holder’s circumstances, a copy of which is available from the Depositary upon request, or at www.irs.gov. All non-U.S. holders should consult their tax advisors regarding the appropriate Form W-8 to be provided by such holder. Failure to provide the proper Form W-8 could result in backup withholding at a rate of 24%.

All U.S. and non-U.S. holders are urged to consult their own tax advisors to determine which forms should be used and whether they are exempt from U.S. backup withholding.

9.	Payment Entitlement Pick-up Locations

The Depositary will mail the Upfront Payment payable to such Shareholder in accordance with the information provided in Box “A” or Box “B”, as applicable. If Box “A” or, as applicable, Box “B”, are not properly completed, any cheques representing the Upfront Payment will be issued in the name of the registered holder of the Dissent Shares and mailed to the address of the registered holder of the Dissent Shares as it appears on the register of the Corporation’s transfer agent. Any cheques representing the Upfront Payment mailed in accordance with this Election Form will be deemed to be delivered at the time of mailing.

Entitlements may be picked up at applicable TSX Trust Company office locations with Counter services. Pick-up instructions must be selected in Box “A”. Below are the applicable TSX Trust Company office locations:

Montréal	Toronto
2001 Robert-Bourassa	100 Adelaide Street
Boulevard	West
Suite 1600	Suite 301
Montréal, Québec	Toronto, Ontario
H3A 2A6	M5H 4H1

10.	Privacy Notice

The Shareholder acknowledges that this Election Form requires the Shareholder to provide certain personal information to the Corporation, the Purchaser and the Depositary.

The Corporation, the Purchaser and/or the Depositary are collecting such information for the purposes of completing the Arrangement, which includes, without limitation, determining the Shareholder’s eligibility to receive the Upfront Payment as set forth under the terms of the Arrangement. The Shareholder’s personal information may be disclosed by or on behalf of the Corporation, the Purchaser and/or the Depositary to:

(a)	the Corporation, the Purchaser and the Depositary;

(b)	the Canada Revenue Agency; and

(c)

any of the other parties involved in the Arrangement, including their respective legal counsel. By executing this Election Form, the Shareholder is deemed to be consenting to the foregoing collection, use and disclosure of the Shareholder’s personal information.

The Depositary is committed to protecting personal information received from its clients. In the course of providing services to its clients, the Depositary receives certain non-public personal information. This information could include an individual’s name, address, social insurance number, securities holdings and other financial information. The Depositary uses this information for lawful purposes relating to its services. The Depositary has prepared a Privacy Code relating to information practices and privacy protection. It is available by writing to the Depositary at 301—100 Adelaide Street West, Toronto, Ontario M5H 4H1, Attention: Chief Compliance Officer. The Depositary will use the information provided on this form in order to process the Shareholder’s request and will treat the Shareholder’s signature(s) on this form as such Shareholder’s consent to the above.

11.	Time is of the Essence

Time is of the essence to submit this Election Form.

If you need assistance in completing this Election Form, please contact TSX Trust Company at 1-800-387-0825 (toll free within North America) or 416-682-3860 (outside of North America) or by email at shareholderinquiries@tmx.com, or contact your professional advisor.

The Depositary is:

TSX TRUST COMPANY

By Registered Mail, Mail, Hand or Courier

TSX Trust Company

100 Adelaide Street West

Suite 301d

Toronto, Ontario

M5H 4H1

Attention: Corporate Actions

For inquiries only

Telephone: 416-682-3860

Toll Free:    1-800-387-0825

E-mail:

shareholderinquiries@tmx.com

Any questions and requests for assistance may be directed by Shareholders to the Depositary at the telephone number and location set out above.